UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PIER 1 PLACE FORT WORTH, TX		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Executive Officer to Succeed Interim Chief Executive Officer

On November 4, 2019, the Board of Directors (the “Board”) of Pier 1 Imports, Inc. (the “Company”) elected Robert J. Riesbeck (“Mr. Riesbeck”) to serve as the Chief Executive Officer (and Principal Executive Officer) of the Company and elected him as a director of the Company (after increasing the number of the directors to serve on the Board from 8 to 9), all effective as of the close of business. Mr. Riesbeck will also continue to serve as the Chief Financial Officer (and Principal Financial Officer) of the Company.

Cheryl A. Bachelder (“Ms. Bachelder”), who has served as the Interim Chief Executive Officer (and Principal Executive Officer) of the Company since December 18, 2018, resigned from those positions as of the close of business on November 4, 2019 and will continue in her position as a member of the Board. After the close of business on November 4, 2019, Ms. Bachelder will no longer be employed by the Company or any of the Company’s subsidiaries and will receive no further compensation in any capacity other than as a director of the Company.  However, the time-based restricted stock award (covering 36,496 shares) made to Ms. Bachelder in connection with the commencement of her service as the Interim Chief Executive Officer of the Company will remain outstanding and vest in accordance with its terms, subject to Ms. Bachelder continuing to serve as an officer or director of the Company. As a non-employee director of the Company Ms. Bachelder will receive annual compensation as a non-employee director as described in the Pier 1 Imports, Inc. Non-Employee Director Compensation Plan, as amended June 26, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.8.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, and which description is incorporated by reference herein.

Mr. Riesbeck, age 55, has served as Executive Vice President and Chief Financial Officer (and Principal Financial Officer) of the Company since July 22, 2019.  Prior to joining the Company, Mr. Riesbeck had most recently served as Chief Financial Officer of FULLBEAUTY Brands, a plus size women’s and men’s apparel and home goods holding company based in New York City, from June 2018 to February 2019. Previously, he served as the Chief Financial Officer, from September 2014 to February 2016, and then as the Chief Executive Officer and President, from February 2016 to June 2017, of hhgregg, Inc., an online retailer and former retail chain of consumer electronics and home appliances in the Midwest, Northeast and Southeast United States. Prior to that, from 2010 to 2014, Mr. Riesbeck served as an operating executive at Sun Capital Partners, a global investment firm focused on leveraged buyouts and equity, debt and other investments, where he was responsible for a diverse group of portfolio companies.  He served for four years as Chief Financial Officer at Marsh Supermarkets, a retail food chain headquartered in Indianapolis, Indiana, which was acquired by Sun Capital Partners in 2006. Mr. Riesbeck is a Certified Public Accountant and began his career with Grant Thornton LLP. He holds a B.S. in Accounting from The University of Akron.

The Company has determined that neither Mr. Riesbeck nor any of his immediate family members has or had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Company or any of the Company’s subsidiaries was or is (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.  In addition, the Company has determined that there are no family relationships between Mr. Riesbeck and any current executive officer or director of the Company.

In connection with his promotion to Chief Executive Officer of the Company, Mr. Riesbeck will receive a base salary of $1,250,000 per year, effective upon his promotion, and will continue to be eligible to receive an annual cash bonus equal to 125% of his base salary upon achievement of certain performance targets, with the potential for the annual cash bonus to be in excess of such amount if and to the extent such performance targets are exceeded. In addition, Mr. Riesbeck will receive a one-time cash bonus of $500,000, which will be paid to him as soon as reasonably practicable following his promotion. This one-time cash bonus will be subject to a Promotion Bonus Repayment Agreement substantially in the form included with this Current Report on Form 8-K as Exhibit 99.1, the terms of which are incorporated by reference herein. The principal terms and conditions of the compensation to be received by Mr. Riesbeck in his capacity as the Chief Executive Officer and Chief Financial Officer of the Company are described in the CEO Employment Term Sheet included as Exhibit 99.2 to this Current Report on Form 8-K. As an employee of the Company, Mr. Riesbeck will receive no additional compensation for serving as a director of the Company and he is not expected to serve on any committee of the Board.  Except as described above, Mr. Riesbeck’s agreements with the Company relating to his employment and compensation are continuing as currently in effect.

Election of New President

On November 4, 2019, the Board elected Donna N. Colaco (“Ms. Colaco”) to serve as President of the Company, reporting to Mr. Riesbeck, effective as of the close of business.  Ms. Colaco, age 60, has served as Executive Vice President and Chief Customer Officer of the Company since December 3, 2018. Prior to joining the Company, Ms. Colaco had most recently served as Brand President of White House Black Market, a Chico's FAS, Inc. brand, from August 2007 to January 2018. Ms. Colaco also served as a member of the Chico's FAS, Inc. Executive Committee. Prior to that, Ms. Colaco spent 11 years with Ann Taylor Stores Corporation, an apparel and accessories business where she held positions of increasing responsibility within the merchandising organization, successfully launched the LOFT outlet division, and served as head of e-Commerce for the Ann Taylor brand. From 2006 to 2007, Ms. Colaco was President of Ann Taylor Loft.

The Company has determined that neither Ms. Colaco nor any of her immediate family members has or had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Company or any of the Company’s subsidiaries was or is (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. In addition, the Company has determined that there are no family relationships between Ms. Colaco and any current executive officer or director of the Company.

In connection with her promotion to President of the Company, Ms. Colaco will receive a base salary of $800,000 per year, effective upon her promotion, and will continue to be eligible to receive an annual cash bonus equal to 125% of her base salary upon achievement of certain performance targets, with the potential for the annual cash bonus to be in excess of such amount if and to the extent such performance targets are exceeded. In addition, Ms. Colaco will receive a one-time cash bonus of $400,000, which will be paid to her as soon as reasonably practical following her promotion. This one-time cash bonus will be subject to a Promotion Bonus Repayment Agreement substantially in the form included with this Current Report on Form 8-K as Exhibit 99.1, the terms of which are incorporated by reference herein. The principal terms and conditions of the compensation to be received by Ms. Colaco in her capacity as President of the Company are described in the President Employment Term Sheet included as Exhibit 99.3 to this Current Report on Form 8-K. Except as described above, Ms. Colaco’s agreements with the Company relating to her employment and compensation are continuing as currently in effect.

Other Actions

Douglas A. Diemoz resigned as President of the Company effective October 31, 2019.

On November 4, 2019, the Board approved a base salary increase for Mark R. Haley, the Executive Vice President, Store Sales and Operations of the Company. Mr. Haley’s base salary was increased from $380,000 to $450,000, effective immediately.

Item 8.01  Other Events.

In connection with the resignation of Ms. Bachelder as the Interim Chief Executive Officer of the Company and the election of Mr. Riesbeck as the Chief Executive Officer of the Company, on November 4, 2019, the Board dissolved the Office of Chief Executive Officer.

On November 4, 2019, the Company issued a press release announcing certain of the actions described above with respect to the Company’s executive officers, which press release is included with this Current Report on Form 8-K as Exhibit 99.4 and is incorporated herein by reference.

On November 4, 2019, the Company issued a press release announcing that the New York Stock Exchange (“NYSE”) has accepted the Company’s business plan to regain compliance with the NYSE continued listing standards, which press release is included with this Current Report on Form 8-K as Exhibit 99.5 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) - (c) Not Applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Form of Promotion Bonus Repayment Agreement.
99.2	CEO Employment Term Sheet summarizing compensation to be received by Robert J. Riesbeck in the capacity as the Chief Executive Officer and Chief Financial Officer of Pier 1 Imports, Inc.
99.3	President Employment Term Sheet summarizing compensation to be received by Donna N. Colaco in the capacity as the President of Pier 1 Imports, Inc.
99.4	Press Release issued by Pier 1 Imports, Inc. on November 4, 2019 relating to executive changes.
99.5	Press Release issued by Pier 1 Imports, Inc. on November 4, 2019 relating to acceptance of NYSE continued listing compliance plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: November 4, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Executive Vice President, Chief Legal and
Compliance Officer and Corporate Secretary